Exhibit 99.1

Brooks Automation Reports Fiscal Third Quarter of 2014 Ended June 30, 2014 Results;  Increases Dividend by 25% to $0.10 per share

CHELMSFORD, Mass., July 31, 2014 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the fiscal third quarter ended June 30, 2014.

Fiscal Third Quarter of 2014 Financial and Operational Highlights:

•	GAAP Revenue was $117.4 million;

•	Life Science Revenue increased 46% sequentially to $18.4 million;

•	Total Company order bookings were $105.3 million;

•	GAAP Earnings Per Share was $0.36; non-GAAP Earnings Per Share was $0.05;

•	Cash, Cash Equivalents and Marketable Securities as of June 30th were $243.8 million;

•	Declared dividend payment of $0.10 per share, a 25% increase.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended
	June 30,	March 31,	June 30,
Dollars in thousands, except per share data	2014	2014	2013
GAAP net income attributable to Brooks Automation, Inc.	$24,476	$3,189	$1,544
GAAP diluted earnings per share	$0.36	$0.05	$0.02

Non-GAAP net income attributable to Brooks Automation, Inc.	$3,602	$4,337	$6,571
Non-GAAP diluted earnings per share	$0.05	$0.06	$0.10
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments
"This quarter is a good demonstration of the direction of our business model. The growth in Life Sciences continues to confirm the value of Brooks’ solutions and strategy for bio-sample storage,” stated Dr. Steve Schwartz, Chief Executive Officer of Brooks. “And we continue to strengthen our offerings and gross margins in the semiconductor side of our business. The portfolio is progressing to produce a more stable top line with improved bottom line results.”

Third Quarter of Fiscal 2014 Results
GAAP EPS for the third quarter was $0.36 per diluted share including the gain from the sale of the Granville-Phillips business. On a non-GAAP basis, EPS was $0.05 and above the Company’s prior guidance range.

Revenue for the third quarter of fiscal 2014 was $117.4 million, a decline of 7% compared to the second quarter. The sequential decline was driven by a 16% decrease in Product Solutions revenue partially offset by a 46% increase in Life Sciences revenue. The Life Sciences business provided $18.4 million of revenue, representing 16% of the total revenue this quarter, and is providing the intended effect of stabilizing the top-line while driving margin expansion.

Total bookings in the third quarter were $105.3 million compared to $142.1 million in the second quarter. The Life Sciences business had $9.4 million of new orders and now carries $37.5 million of 12-month backlog.

GAAP gross profit margin in the third quarter was 34.7%, a decrease of 47 basis points compared to the second fiscal quarter. Adjusted gross margin was 36.1% compared to adjusted gross margin of 36.0% for the second fiscal quarter. The Product Solutions adjusted gross profit margin was 35.5%, a decline of 55 basis points from the second quarter. This decline was driven by our Contamination Control Solutions (CCS) products, established from our DMS acquisition. Excluding the CCS products, Product Solutions adjusted gross margins improved 58 basis points compared to the second quarter. The Life Sciences adjusted gross margin declined to 38.4% in the third quarter from 40.6% in the second quarter. The adjusted gross profit margin for Global Services expanded 270 basis points to 36.2% from 33.5% in the second fiscal quarter.

Adjusted EBITDA for the third quarter of fiscal 2014 was $9.2 million compared to $13.1 million in the second quarter of fiscal 2014.

The Company completed the sale of Granville-Phillips on May 30, 2014. It recorded a pre-tax gain of $56.8 million and an after-tax gain of $26.9 million. The tax charge of $29.9 million on the gain is substantially non-cash as it is offset by net operating losses carried forward from past years in the U.S. Gross cash proceeds from the sale came to $87 million. The Company also completed the acquisition of DMS on April 30, paying the agreed purchase price of $31 million and a preliminary net working capital adjustment of $2.9 million.

Operating cash flow for the third quarter was $4.7 million. The Company's cash increased $51.5 million in the third quarter after the issuance of the quarterly dividend, capital expenditures, and completing the sale of Granville-Phillips and the acquisition of DMS. Cash, cash equivalents and marketable securities totaled $243.8 million at June 30, 2014.

Quarterly Cash Dividend
The Company additionally announced that the Board of Directors has declared a dividend of $0.10 per share payable on September 26, 2014 to stockholders of record on September 5, 2014. This payment is 25% higher than the prior quarterly dividends. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.
Guidance for Fourth Quarter of Fiscal 2014
The Company announced revenue and earnings guidance for the fourth quarter of fiscal 2014. Revenue is expected to range between $114 and $120 million. Non-GAAP earnings per diluted share, excluding special charges and intangibles amortization expense are expected to range between $0.04 and $0.07.
Conference Call
Brooks management will webcast its third quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal third quarter results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 1-800-698-6149 (US & Canada only) or 1-303-223-4391 to listen to the live webcast.

About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Brooks’ technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market and, through product development initiatives and strategic business acquisitions, has expanded offerings to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.
For more information, visit www.brooks.com.

CONTACT:	Lynne Yassemedis Brooks Automation, Inc. 978-262-4443 lynne.yassemedis@brooks.com

John Mills Senior Managing Director ICR, LLC 310-954-1105 john.mills@icrinc.com

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	June 30, 2014	September 30, 2013
Assets
Current assets
Cash and cash equivalents	$115,547	$82,971
Restricted cash	—	177
Marketable securities	57,071	45,900
Accounts receivable, net	82,792	77,483
Inventories	103,069	94,411
Deferred tax assets	17,389	16,839
Assets held for sale	—	27,778
Prepaid expenses and other current assets	16,912	9,030
Total current assets	392,780	354,589
Property, plant and equipment, net	52,272	47,506
Long-term marketable securities	71,136	44,491
Long-term deferred tax assets	67,687	99,146
Goodwill	113,238	97,924
Intangible assets, net	62,980	60,088
Equity method investments	30,760	25,687
Other assets	5,152	7,332
Total assets	$796,005	$736,763
Liabilities and equity
Current liabilities
Accounts payable	$30,113	$35,392
Capital lease obligation	881	—
Deferred revenue	34,521	19,610
Accrued warranty and retrofit costs	6,821	7,260
Accrued compensation and benefits	20,581	14,225
Accrued restructuring costs	3,951	1,412
Accrued income taxes payable	1,942	1,077
Liabilities held for sale	—	132
Accrued expenses and other current liabilities	17,442	13,453
Total current liabilities	116,252	92,561
Long-term capital lease obligation	7,537	—
Long-term tax liabilities	9,316	7,036
Long-term pension liability	846	815
Other long-term liabilities	3,869	3,695
Total liabilities	137,820	104,107
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 80,278,029 shares issued and 66,816,160 shares outstanding at June 30, 2014, 80,039,104 shares issued and 66,577,235 shares outstanding at September 30, 2013	803	800
Additional paid-in capital	1,834,027	1,825,499
Accumulated other comprehensive income	24,284	22,604
Treasury stock at cost, 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,000,820)	(1,015,991)
Total Brooks Automation, Inc. stockholders’ equity	657,338	631,956
Noncontrolling interest in subsidiaries	847	700
Total equity	658,185	632,656
Total liabilities and equity	$796,005	$736,763

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Revenue
Product	$93,223	$88,560	$288,887	$248,240
Services	24,136	22,211	71,444	63,519
Total revenue	117,359	110,771	360,331	311,759
Cost of revenue
Product	59,985	60,852	185,507	172,497
Services	16,628	13,844	48,889	43,823
Total cost of revenue	76,613	74,696	234,396	216,320
Gross profit	40,746	36,075	125,935	95,439
Operating expenses
Research and development	13,494	11,394	38,538	33,631
Selling, general and administrative	30,040	21,988	84,812	71,312
Restructuring and other charges	3,122	560	4,641	6,001
Total operating expenses	46,656	33,942	127,991	110,944
Operating income (loss)	(5,910)	2,133	(2,056)	(15,505)
Interest income	181	255	685	795
Interest expense	(101)	—	(101)	(1)
Other income, net	157	387	472	371
Income (loss) before income taxes and equity in earnings of equity method investments	(5,673)	2,775	(1,000)	(14,340)
Income tax benefit	(2,838)	(1,538)	(928)	(5,097)
Income (loss) before equity in earnings of equity method investments	(2,835)	4,313	(72)	(9,243)
Equity in earnings of equity method investments	71	236	1,330	220
Income (loss) from continuing operations	(2,764)	4,549	1,258	(9,023)
Income (loss) from discontinued operations, net of tax	27,263	(2,981)	30,002	861
Net income (loss)	$24,499	$1,568	$31,260	$(8,162)
Net income attributable to noncontrolling interests	(23)	(24)	(147)	(68)
Net income (loss) attributable to Brooks Automation, Inc.	$24,476	$1,544	$31,113	$(8,230)
Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders:
Net income (loss) from continuing operations	$(0.04)	$0.07	$0.02	$(0.14)
Net income (loss) from discontinued operations, net of tax	0.41	(0.05)	0.45	0.01
Basic net income (loss) per share attributable to Brooks Automation, Inc.	$0.37	$0.02	$0.47	$(0.13)
Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders:
Net income (loss) from continuing operations	$(0.04)	$0.07	$0.02	$(0.14)
Net income (loss) from discontinued operations, net of tax	0.40	(0.04)	0.44	0.01
Diluted net income (loss) per share attributable to Brooks Automation, Inc.	$0.36	$0.02	$0.46	$(0.13)
Dividend declared per share	$0.08	$0.08	$0.24	$0.24
Shares used in computing earnings (loss) per share:
Basic	66,751	66,041	66,583	65,831
Diluted	67,653	66,687	67,528	65,831

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Nine months ended June 30,
	2014	2013
Cash flows from operating activities
Net income (loss)	$31,260	$(8,162)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,252	18,258
Impairment of intangible assets	398	—
Impairment of other assets	2,621	—
Stock-based compensation	8,774	5,625
Amortization of premium on marketable securities	896	972
Undistributed earnings of equity method investments	(1,330)	(220)
Deferred income tax provision (benefit)	1,115	(364)
Pension settlement	—	87
Gain on disposal of businesses	(27,444)	—
Loss on disposal of long-lived assets	52	375
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	10,416	(3,508)
Inventories	1,150	17,334
Prepaid expenses and other current assets	(3,612)	(1,585)
Accounts payable	(15,712)	(758)
Deferred revenue	13,243	6,351
Accrued warranty and retrofit costs	(820)	(1,194)
Accrued compensation and benefits	5,484	(211)
Accrued restructuring costs	2,542	(579)
Accrued expenses and other current liabilities	(5,947)	(2,784)
Net cash provided by operating activities	40,338	29,637
Cash flows from investing activities
Purchases of property, plant and equipment	(3,384)	(2,710)
Purchases of marketable securities	(128,135)	(72,581)
Sale/maturity of marketable securities	89,579	127,582
Proceeds from divestitures	85,369	—
Acquisition, net of cash acquired	(37,832)	(59,005)
Proceeds from the sale of property, plant and equipment	—	3,169
Payment of deferred leasing cost	—	(3,134)
Decrease in restricted cash	177	763
Net cash provided by (used in) investing activities	5,774	(5,916)
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	967	969
Common stock dividend paid	(16,144)	(15,987)
Net cash used in financing activities	(15,177)	(15,018)
Effects of exchange rate changes on cash and cash equivalents	1,641	(1,454)
Net increase in cash and cash equivalents	32,576	7,249
Cash and cash equivalents, beginning of period	82,971	54,639
Cash and cash equivalents, end of period	$115,547	$61,888

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of buildings and land through capital lease	$8,537	$—

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. Tables reconciling GAAP to the non-GAAP measures are presented below.

			Quarter Ended
	June 30, 2014		March 31, 2014		June 30, 2013
Dollars in thousands, except per share data	$	per diluted share	$	per diluted share	$	per diluted share
Net income attributable to Brooks Automation, Inc.	$24,476	$0.36	$3,189	$0.05	$1,544	$0.02
Income (loss) from discontinued operations, net of tax	27,263	0.40	1,162	0.02	(2,981)	(0.04)
Net income (loss) attributable to continuing operations	(2,787)	(0.04)	2,027	0.03	4,525	0.07
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	99	0.00	79	0.00	—	—
Amortization of intangible assets	1,850	0.03	1,584	0.02	1,625	0.02
Impairment of note receivable	1,704	0.03	—	—	—	—
Restructuring charges	2,126	0.03	526	0.01	379	0.01
Inventory write-downs related to restructuring programs	210	0.00	—	—	—	—
Merger costs	400	0.01	121	0.00	42	0.00
Adjusted net income attributable to Brooks Automation, Inc.	3,602	0.05	4,337	0.06	6,571	0.10
Stock-based compensation	2,258	0.03	3,795	0.06	589	0.01
Adjusted net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$5,860	$0.09	$8,132	$0.12	$7,160	$0.11

	Nine Months Ended
	June 30, 2014		June 30, 2013
Dollars in thousands, except per share data	$	per diluted share	$	per diluted share
Net income (loss) attributable to Brooks Automation, Inc.	$31,113	$0.46	$(8,230)	$(0.13)
Income from discontinued operations, net of tax	30,002	0.44	861	0.01
Net income (loss) attributable to continuing operations	1,111	0.02	(9,091)	(0.14)
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	328	0.00	2,092	0.03
Amortization of intangible assets	5,147	0.08	5,116	0.08
Impairment of intangible assets	259	0.00	—	—
Impairment of note receivable	1,704	0.03	—	—
Restructuring charges	3,160	0.05	4,357	0.07
Inventory write-downs related to restructuring programs	210	0.00	—	—
Merger costs	521	0.01	504	0.01
Adjusted net income attributable to Brooks Automation, Inc.	12,440	0.18	2,978	0.05
Stock-based compensation	8,776	0.13	5,505	0.08
Adjusted net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$21,216	$0.31	$8,483	$0.13

	Quarter Ended
	June 30, 2014		March 31, 2014		June 30, 2013
Dollars in thousands	$	%	$	%	$	%
Gross profit/gross margin percentage	$40,746	34.7%	$44,298	35.2%	$36,075	32.6%
Adjustments:
Amortization of intangible assets	1,142	1.0%	914	0.7%	1,042	0.9%
Purchase accounting impact on inventory and contracts acquired	138	0.1%	122	0.1%	—	—%
Inventory write-downs related to restructuring programs	310	0.3%	—	—%	—	—%
Adjusted gross profit/gross margin percentage	$42,336	36.1%	$45,334	36.0%	$37,117	33.5%

	Nine Months Ended
	June 30, 2014		June 30, 2013
Dollars in thousands	$	%	$	%
Gross profit/gross margin percentage	$125,935	34.9%	$95,439	30.6%
Adjustments:
Amortization of intangible assets	3,173	0.9%	3,002	1.0%
Impairment of intangible assets	398	0.1%	—	—%
Purchase accounting impact on inventory and contracts acquired	490	0.1%	2,907	0.9%
Inventory write-downs related to restructuring programs	310	0.1%	—	—%
Adjusted gross profit/gross margin percentage	$130,306	36.2%	$101,348	32.5%

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2014	2014	2013	2014	2013
Net income (loss) attributable to Brooks Automation, Inc.	$24,476	$3,189	$1,544	$31,113	$(8,230)
Adjustments:
Less: Interest income	(181)	(258)	(255)	(685)	(795)
Add: Interest expense	101	—	—	101	1
Add: Income tax provision (benefit)	(2,838)	1,117	(1,538)	(928)	(5,097)
Add: Depreciation	3,294	3,006	3,293	9,389	10,383
Add: Amortization of completed technology	1,142	914	1,042	3,173	3,002
Add: Amortization of customer relationships and acquired intangible assets	1,606	1,460	1,399	4,522	4,255
EBITDA	$27,600	$9,428	$5,485	$46,685	$3,519

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2014	2014	2013	2014	2013
EBITDA	$27,600	$9,428	$5,485	$46,685	$3,519
Adjustments:
Less: Income from discontinued operations	(27,263)	(1,162)	2,981	(30,002)	(861)
Add: Impairment of completed technology	—	—	—	398	—
Add: Impairment of note receivable	2,621	—	—	2,621	—
Add: Stock-based compensation	2,258	3,795	589	8,776	5,505
Add: Restructuring charges	3,122	772	560	4,641	6,001
Add: Inventory write-downs related to restructuring programs	310	—	—	310	—
Add: Purchase accounting impact on inventory and contracts acquired	138	122	—	490	2,907
Add: Merger costs	426	181	62	607	704
Adjusted EBITDA	$9,212	$13,136	$9,677	$34,526	$17,775